Exhibit 5

General Electric Company 3135 Easton Turnpike, Fairfield, CT 06828

August 2, 2004

General Electric Company
3135 Easton Turnpike
Fairfield, CT 06828

Re: Opinion of Counsel

     This opinion is furnished in connection with the registration by General Electric Company (the "Company") pursuant to the Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), of 100,000,000 shares of common stock of the Company, $0.06 par value, which Shares are to be offered and sold by the Company through the GE 1990 Long-Term Incentive Plan (the "Plan").

     As Corporate and Securities Counsel of the Company, I am of the opinion, based upon my familiarity with the affairs of the Company and upon my examination of the law and pertinent documents, that the Shares, when issued and sold pursuant to the Plan, will be legally issued, fully paid and non-assessable shares of Common Stock of the Company.

     I hereby consent to the filing of this opinion with the Securities and Exchange Commission as an Exhibit to the Registration Statement.

Very truly yours,

/s/ Thomas J. Kim

Thomas J. Kim